UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 29, 2007
CADENCE PHARMACEUTICALS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33103	41-2142317
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

12481 High Bluff Drive, Suite 200, San Diego, California	92130
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (858) 436-1400

(Former Name or Former Address, if Changed Since Last Report.)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
Item 3.02. Unregistered Sales of Equity Securities
Item 9.01. Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EXHIBIT 4.5
EXHIBIT 4.6
EXHIBIT 4.7
EXHIBIT 4.8
EXHIBIT 10.1

Item 1.01.            Entry Into a Material Definitive Agreement.
          On November 30, 2007, Cadence Pharmaceuticals, Inc. (the “Company”) entered into a Second Amendment to Loan and Security Agreement (the “Second Amendment”) with Oxford Finance Corporation, Silicon Valley Bank and Merrill Lynch Capital, a Division of Merrill Lynch Business Financial Services Inc. (each a “Lender” and collectively “Lenders”). The Second Amendment amends the Company’s existing loan and security agreement and provides the Company with a $15 million term loan credit facility. The credit facility is available to the Company in up to two advances, with the first advance of $5 million to be made within five business days after the execution of the Second Amendment and the second advance of $10 million to be made upon written request by the Company on or before December 31, 2007. Upon the applicable drawdown, the Company will make interest-only payments for the first six months following each advance, and will then make principal and interest payments to fully amortize the advance over the subsequent 30 month term. The monthly fixed interest payments under each advance will equal the sum of 475 basis points plus the U.S. Treasury note yield to maturity for a term of 36 months, as quoted in the Wall Street Journal on the day of the advance. Under the terms of the Second Amendment, the failure of the Company to receive net cash proceeds of at least $25 million from the sale of the Company’s capital stock by June 30, 2008 will constitute an event of default. The credit facility is secured by the Company’s assets, excluding intellectual property.
           In connection with each term loan advance, the Company will issue to each Lender a warrant (“Warrant”) to purchase shares of the Company’s common stock. Each Warrant shall be exercisable for an aggregate number of shares of the Company’s common stock equal to 4.25% of each advance, divided by the average reported closing price for the Company’s common stock on the Nasdaq Global Market over the seven trading days immediately prior to the issue date of such Warrant. Excluding certain mergers or acquisitions, the Warrant will expire on the seven-year anniversary of the date of issuance.
           In addition, on November 29, 2007, the Company entered into a Registration Rights Waiver and Amendment (the “Registration Rights Amendment”) with certain of its stockholders to amend that certain Amended and Restated Investor Rights Agreement dated as of February 21, 2006 (the “Investor Rights Agreement”) to, among other things, (i) grant piggy-back registration rights to the Lenders with respect to the shares issuable upon exercise of the Warrants, (ii) add the Lenders as parties to the Investor Rights Agreement, and (iii) terminate the restrictions against the grant by the Company of registration rights in the future.
           The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the Second Amendment, the Warrants and the Registration Rights Amendment, copies of which are attached as exhibits hereto and incorporated herein by reference.
Item 2.03.           Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
           The information contained in Item 1.01 of this Current Report on Form 8-K with respect to the Second Amendment is incorporated by reference herein and made a part hereof.
Item 3.02.           Unregistered Sales of Equity Securities.
           The information contained in Item 1.01 of this Current Report on Form 8-K with respect to the Warrants is incorporated by reference herein and made a part hereof.

Item 9.01.             Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit
Number	Description of Exhibit
4.5	Registration Rights Waiver and Amendment dated November 29, 2007.

4.6	Form of Warrant to Purchase Stock to be issued to Silicon Valley Bank.

4.7	Form of Warrant to Purchase Stock to be issued to Oxford Finance Corporation.

4.8	Form of Warrant to Purchase Stock to be issued to Merrill Lynch Capital.

10.1	Second Amendment to Loan and Security Agreement dated November 30, 2007 by and among the Company and Oxford Finance Corporation, Silicon Valley Bank and Merrill Lynch Capital, a Division of Merrill Lynch Business Financial Services Inc.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 3, 2007	CADENCE PHARMACEUTICALS, INC.

	By:	/s/ William R. LaRue
	Name:	William R. LaRue
	Title:	Senior Vice President, Chief Financial Officer, Treasurer and Assistant Secretary

EXHIBIT INDEX

Exhibit
Number	Description of Exhibit
4.5	Registration Rights Waiver and Amendment dated November 29, 2007.

4.6	Form of Warrant to Purchase Stock to be issued to Silicon Valley Bank.

4.7	Form of Warrant to Purchase Stock to be issued to Oxford Finance Corporation.

4.8	Form of Warrant to Purchase Stock to be issued to Merrill Lynch Capital.

10.1	Second Amendment to Loan and Security Agreement dated November 30, 2007 by and among the Company and Oxford Finance Corporation, Silicon Valley Bank and Merrill Lynch Capital, a Division of Merrill Lynch Business Financial Services Inc.